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                                                                  EXHIBIT 3(c)

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                                   BYLAWS OF

                         PARKVALE FINANCIAL CORPORATION
                          AS AMENDED OCTOBER 26, 1995

                                   ARTICLE I

                          PRINCIPAL PLACE OF BUSINESS

         The principal place of business of the Corporation shall be at William Penn Highway, Monroeville, Pennsylvania 15146 or such other place within Allegheny County, Pennsylvania as the Board of Directors may determine.

                                   ARTICLE II

                                      SEAL

         The Corporation's seal shall have inscribed thereon the name of the Corporation and the year in which the Corporation was first organized.

                                  ARTICLE III

                                  STOCKHOLDERS

         Section 1. Place of Meeting. Meetings of the stockholders shall be held at the Corporation's principal place of business or at such other place within the Commonwealth of Pennsylvania as the Board of Directors may determine.

         Section 2. Annual Meeting. There shall be an annual meeting of the Corporation for the election of directors and any other business which the stockholders may present to that meeting. The annual meeting shall be held on the fourth Thursday in October of each year, if not a legal holiday, or if a legal holiday, then on the next day following which is not a legal holiday at the same time, or on such other date as the Board of Directors may determine by resolution.

         Section 3. Special Meetings. Special meetings of the stockholders may be called at any time by the President, by the Board of Directors and by the stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon the written request of a person or persons who are entitled to call a special meeting, the Secretary shall call a special meeting at such date as the Secretary shall fix, not less than thirty (30) nor more than sixty (60) days after receipt of the request and shall give notice thereof. If the Secretary shall fail to fix the date or give notice within thirty (30) days after receipt of the request, the person or persons making the request may call upon the Pennsylvania Department of State to issue an order to compel the calling and holding of such meeting.

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         Section 4.  Notice.

         (a) Written notice of the annual meeting of stockholders shall be given to each stockholder of record entitled to vote at the meeting at least ten (10) and not more than sixty (60) days prior to the date thereof, unless a longer period of notice is required by the Pennsylvania Business Corporation Law, as amended and supplemented (the "Business Corporation Law"). The notice shall specify the place, day and hour of the meeting and the general nature of the business to be transacted.

         (b) Written notice of each special meeting of the stockholders shall be given to each member of record entitled to vote at the meeting at least ten
(10) and not more than sixty (60) days prior to the date thereof, unless a longer period of notice is required by the Business Corporation Law. The notice shall specify the place, day and hour of the meeting and the general nature of the business to be transacted.

         Section 5. Quorum. A meeting of the stockholders duly called shall not be organized for the transaction of business unless a quorum is present. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter.

         Section 6. Action by Stockholders. A quorum being present, the acts of the stockholders present who are entitled to cast at least a majority of the votes which all stockholders present are entitled to cast shall be the acts of the stockholders, except as otherwise provided in the Corporation's Articles of Incorporation.

         Section 7. Voting. Every stockholder entitled to vote at any stockholder meeting shall be entitled, unless otherwise provided in the Articles of Incorporation or by law, to one vote for every share of stock appearing in his name on the books of the Corporation. Voting may be in person or by proxy. All proxies shall be in writing and filed with the Secretary. Stockholders may not cumulate votes for the election of directors.

         Section 8. Conduct of Meetings. All meetings of stockholders shall be called to order and presided over by the Chairman of the Board or in his absence by a person designated by the Board of Directors. Any stockholder proposal to be considered at the annual meeting, including any proposal to amend these bylaws or to change any action of the Board of Directors with respect thereto, shall be stated in writing and filed with the Secretary at least thirty (30) days prior to the date of the annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (c) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice; and (d) any financial interest of the stockholder in such proposal. No proposal which has not been so stated and filed shall be considered. Minutes shall be kept of all meetings.

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                                   ARTICLE IV

                                   DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors of not less than five
(5) nor more than fifteen (15) directors, the exact size to be resolved from time to time by the Board and subject to Section 4 of this Article IV. The Board of Directors shall elect a Chairman from amongst its membership at the first Board of Directors meeting following the Annual Meeting and the Chairman shall preside at all meetings of the Board of Directors and of stockholders of the Corporation.

         Section 2. Term in Office. The directors shall serve for a term of three (3) years in office and until their successors are duly elected and qualified and shall be divided into three classes as nearly equal in number as possible with the term in office of one class to expire each year.

         Section 3. Nomination. The Corporation shall have a Nominating Committee consisting of three (3) or more persons who are directors of the Corporation. In case a person is to be elected to the Board by the Board of Directors because of a vacancy existing on the Board, nominations shall be made by the Nominating Committee pursuant to the affirmative vote of a majority of its entire membership. The Nominating Committee shall also make nominations for directors to be elected by the stockholders of the Corporation as provided in the remainder of this section. The Nominating Committee shall deliver to the Secretary a written nomination for each directorship to be filled at each annual meeting of the stockholders at least sixty (60) days in advance of the date of that meeting. If the Nominating Committee makes such nominations, only its nominations and that of any stockholder made in writing and delivered to the Secretary of the Corporation at least thirty (30) days in advance of the annual meeting shall be voted upon at the annual meeting. Such stockholder's notice shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of shares of Corporation stock which are beneficially owned by such person on the date of the stockholder notice, and (d) any other information relating to such person that is required to be disclosed in solicitation of proxies with respect to nominees for election as directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, and any successor thereto. The Board of Directors may reject any nomination by a stockholder not made in accordance with the terms hereof.

         Section 4. Vacancies. Vacancies existing on the Board of Directors shall be filled by a majority vote of the remaining directors, though less than a quorum, following the nominating procedure of Section 3 of this Article, and each person so designated as director shall serve for the unexpired term to which he is appointed and until his successor is duly elected and qualified. Vacancies created by an increase in the number of directors shall be similarly filled by the Board of Directors and each person so designated as director shall serve until the next annual meeting of the stockholders and until his successor is duly elected and qualified.

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         Section 5. Meetings. The Board of Directors shall hold a regular meeting at least once each month at the time and place fixed by resolution of the Board of Directors. No notice of regular meetings need be given. Special meetings of the Board of Directors may be held at any time and place and shall be called by the Secretary upon the written request of the President, or any three (3) directors specifying the general purpose of the meeting. Upon receipt of such a request, the Secretary shall fix the place and time for such special meeting, which shall not be less than five (5) nor more than thirty (30) days after receipt of the request. The Secretary shall give at least three (3) days prior written notice of a special meeting to each director, stating the place, time and purpose of the meeting; provided however, that such notice may be waived in writing before or after such meeting. Minutes shall be kept of all meetings.

         Section 6. Quorum. A majority of all the directors in office shall constitute a quorum for the transaction of business and actions of a majority of those present at a meeting at which a quorum is present shall be actions of the Board.

         Section 7. Committees. The Board of Directors may by resolution adopted by a majority of the whole Board delegate three or more of its number to constitute a committee or committees which, to the extent provided in the resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation. Minutes shall be kept of all meetings.

         Section 8. Age Limitation of Directors. No person shall be eligible for election, re-election, appointment or re-appointment to the Board of Directors of the Corporation who is, at the time of such action, more than seventy (70) years of age; provided, however, that this Section 8 shall not apply to any director who was a member of the Board of Directors of Parkvale Savings Association, Pittsburgh, Pennsylvania, as of January 18, 1973.

         Section 9. Action Without a Meeting. Any action which may be taken at a meeting of the Board of Directors or at any meeting of a committee thereof may be taken without a meeting if consent or consents in writing setting forth the action shall be signed by all the directors or all of the members of the committee and filed with the Secretary. One or more directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

         Section 10. Resignations of Directors. A director may resign at any time by written resignation delivered to the Secretary. Unless otherwise specified in the resignation, it shall take effect upon receipt by the Secretary. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective upon acceptance by the Board of Directors.

         Section 11. Other Powers. In addition to the powers and authorities expressly granted by these Bylaws, the Board of Directors may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

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         Section 12. Advisory Boards. The Board of Directors may establish any number of Advisory Boards and may appoint any number of individuals to such Boards. Any individual so appointed may be compensated but may not attend any meeting of the Board of Directors, except pursuant to an invitation. They shall not have any official responsibility or be subject to any liability.

                                   ARTICLE V

                             DIRECTORS' COMMITTEES

         Section 1. Committees Established. Until further action of the Board of Directors by resolution, the following Committees shall constitute committees of the Board of Directors which shall be responsible for making recommendations to the Board and which shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation, which authority, however, shall be subject to ratification and approval by the full Board of Directors: Executive Committee, Audit Finance Committee and Nominating Committee. The members of these committees shall be appointed by the President with the approval of the Board of Directors. The President, with the concurrence of the Board, may establish additional committees of the Board other than those listed herein. Members of the Board of Directors and the Advisory Directors are eligible for appointment to committees of the Corporation.

         Section 2. Executive Committee. The Executive Committee shall consist of not less than three (3) director members. The Committee shall have a Chairman appointed from its members by the Board of Directors. The Executive Committee shall have the authority to exercise all the powers of the Board of Directors between Board meetings.

         Section 3. Audit-Finance Committee. The Audit-Finance Committee shall consist of not less than three (3) director members, none of whom shall be full-time employees of the Corporation. The Committee shall have a Chairman appointed from its members by the Board of Directors. The Committee, which shall meet as often as deemed necessary by the Chairman but not less frequently than annually with the Corporation's independent auditors, shall review the Corporation's budget, the scope and results of the audit performed by the Corporation's independent auditors, the Corporation's system of internal control and audit with management and such independent auditors, and monitor compliance with the Corporation's established investment, financial futures and options policies. In addition, the Committee shall consider and act upon all transactions with respect to the investment portfolio and hedging activities within the guidelines and parameters approved by the Board of Directors. It shall meet with the executive officers of the Corporation and with others as it deems appropriate and shall report to the Board of Directors not less frequently than annually.

         Section 4. Nominating Committee. This committee shall consist of at least three (3) director members, as provided in Section 3 of Article IV of these Bylaws. It shall perform the functions described in Article IV, Section 3 and will establish fair and equitable levels of director compensation and the basis of performance to qualify therefor. In doing so, it will attempt to establish director compensation, within the ability of the Corporation to pay, in an amount which will attract and retain qualified and competent persons of mature judgment as members of the Board of Directors.

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                                   ARTICLE VI

                                    OFFICERS

         Section 1. Officers. The officers of the Corporation shall include a President, one or more Vice Presidents (which may include Executive or Senior Vice Presidents), a Treasurer, and a Secretary. The Board of Directors may also elect one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as it deems desirable. The same individual may hold two offices except that the President (who, in accordance with applicable law, shall be a member of the Board of Directors) shall not hold any other of the specified offices. The responsibilities of the persons holding Executive Management positions may be clarified, if the Board of Directors directs, by adding descriptive words to the office they hold such as "Chief Executive Officer," "Chief Administrative Officer," "Chief Operating Officer," and "Chief Financial Officer."

         Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. A vacancy in an officership may be filled by the Board of Directors at any time for the unexpired portion of the term.

         Section 3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, by a vote of the majority of the Board of Directors whenever, in its sole judgment, the best interests of the Corporation will be served thereby.

         Section 4. President. The President shall manage the affairs of the Corporation. He shall see that all resolutions and orders of the Board of Directors are carried into effect and shall have the power to appoint such subordinate officers and agents other than those actually appointed or elected by the Board of Directors as the business of the Corporation may require. The President shall exercise all the powers and perform all the duties of the Chairman of the Board of Directors in the case of a vacancy in such office, the absence or disability of the Chairman, or when so requested by the Chairman. He shall perform such other duties and exercise such other powers as may be assigned from time to time by the Board of Directors.

         Section 5. Treasurer. The Treasurer, in addition to the powers and duties prescribed by law, shall perform all duties and have all powers incident to the office of treasurer and shall perform such other duties as may be assigned from time to time by the Board of Directors.

         Section 6. Secretary. The Secretary, in addition to the powers and duties prescribed by law, shall perform all duties and have all powers incident to the office of secretary, and shall perform such other duties as may be assigned from time to time by the Board of Directors.

         Section 7. Vice President. The Vice President or Vice Presidents shall perform such duties and exercise such powers as may be assigned by the President or by the Board of Directors.

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         Section 8. Other Officers. Other officers, agents and employees shall perform such duties and exercise such powers as may be assigned to them from time to time by the President or by the Board of Directors.

         Section 9. Age Limitation of Officers. No person shall be eligible for election, re-election, appointment or re-appointment as an officer who, at the time of such action, is more than seventy-two (72) years of age; provided, however, that the foregoing shall not restrict the Board of Directors from establishing a compulsory retirement requirement for those officers attaining age 65 but not age 72 who fall within the definition of persons covered by
Section 3(c)(1) of the Age Discrimination in Employment Act Amendments of 1978, 29 USCA Section 631 (c)(1).

                                  ARTICLE VII

                               STOCK CERTIFICATES

         Section 1. Stock Certificates. Stock certificates shall be in such form as the Board of Directors may from time to time determine. Every stock certificate shall be signed by the President or any Vice President and countersigned by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary and sealed with the corporate seal, which may be an engraved or printed facsimile.

         Section 2. Transfers. Shares of the Corporation shall, upon surrender and cancellation of the certificate or certificates representing the same, be transferred upon the books of the Corporation at the request of the holder thereof named in the surrendered certificate or certificates, in person or by his legal representative, or by his attorney duly authorized by written power of attorney filed with the corporation.

         Section 3. Loss or Destruction of Certificates. In case of loss or destruction of a stock certificate, another may be issued in lieu thereof in such manner and upon such terms as the Board of Directors shall determine.

         Section 4. Determination of Stockholders of Record. The Board of Directors may fix a time, not more than sixty (60) days prior to the date of any meeting of stockholders or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go in effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such a meeting, or to receive payment of such dividend, to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed, as aforesaid.

         The Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period, and in such case, written or printed notice thereof shall be mailed at least

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ten (10) days before the closing thereof to each stockholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon.

         Unless a record date is fixed by the Board of Directors for the determination of stockholders entitled to receive notice of, or vote at, a stockholders' meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

                                  ARTICLE VIII

         Section 1. Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law a director's liability for monetary damages may not be limited.

         Section 2. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, against expenses (including attorney's fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law.

         Section 3. Advancement of Expenses. Reasonable expenses incurred by an officer or director of the Corporation in defending a civil or criminal action, suit or proceeding described in Section 2 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         Section 4. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 5. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

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         Section 6. Security Fund; Indemnity Agreements. By action by the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers and directors, for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article.

         Section 7. Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article, and no amendment or termination of any trust or other fund created pursuant to Section 6 shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

                                   ARTICLE IX

                           FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the Corporation shall begin on the first day of July in each year and end on the last day of June in the following calendar year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

                                   ARTICLE X

                               CHANGES TO BYLAWS

         Section 1. Power of Directors. The Board of Directors may make, alter, amend and repeal the Bylaws of the Corporation except any part thereof relating to the qualification, classification, and terms of office of directors, subject to the power of the stockholders to change such action.

         Section 2. Power of Stockholders. The stockholders may change any action of the directors pursuant to Article X, Section 1 and, in addition, shall have the power to make, alter, amend and repeal the Bylaws of this Corporation insofar as they relate to the qualification, classification and terms in office of directors.

         Section 3. Vote Required. Unless otherwise specifically provided, the powers conferred by this Article X shall be exercised by a vote of not less than two-thirds of all of the directors or by a vote of not less than two-thirds of the stockholders of the Corporation present in person or by proxy at any regular or special meeting.